UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2005

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of registrant as specified in charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 15, 2005, Nanometrics Incorporated (“Nanometrics”) announced the appointment of Quentin Wright, 48, to the newly created position of Chief Accounting Officer. Nanometrics has agreed to pay Mr. Wright a base salary at an annual rate of $220,000. A copy of the press release announcing the appointment of Mr. Wright is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining Nanometrics, Mr. Wright had worked as a consultant since December 2003. From 1993 to 2003, Mr. Wright served as the Director of Accounting for Adaptec, Inc. From 1998 to 1999, he served as the Corporate Controller for Vascular Therapeutics, Inc. Prior to this, Mr. Wright held controller positions with ALZA Corp. and Micrographic Technology Corp. Mr. Wright holds a B.S. degree in business administration from Oregon State University.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2005	NANOMETRICS INCORPORATED

/s/ Paul B. Nolan
Paul B. Nolan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated April 15, 2005